Exhibit 23.6

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Annex C to the First Priority Financial Corp. Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Affinity Bancorp Inc. with and into First Priority Financial Corp. and to the reference to our firm’s name under the captions “Background of the Merger”, “Affinity’s Reasons for the Merger”, Recommendation of Affinity’s Board of Directors”, and “Opinion of Affinity’s Financial Advisor” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

By:

West Conshohocken, Pennsylvania

August 7, 2012

4 Tower Bridge • 200 Barr Harbor Drive • Suite 300 • West Conshohocken • PA 19428-2979

phone (610) 832-1212 • toll free (800) 883-1212 • fax (610) 832-5301

www.boenninginc.com • Member FINRA/ SIPC